Orion Reports First Quarter Financial Results:

Revenue Increases 32% to 25.7M, Net Income at $2M

Manitowoc, WI – August 5, 2026 – Orion Energy Systems, Inc. (NASDAQ: OESX) (Orion Lighting), a provider of energy-efficient LED lighting, electric vehicle (EV) charging stations and maintenance services solutions, today reported results for its fiscal 2027 first quarter (Q1’27) ended June 30, 2026.

Orion’s Q1’27 revenue was $25.7M versus $19.6M in Q1’26 up 32%, while Q1’27 gross margin was up by 450 basis points year-over-year at 34.6% versus 30.1% in Q1’26. The Company achieved net income of $2.0M in Q1’27, compared to a net loss of $1.2M in Q1’26. The Company achieved Q1’27 adjusted EBITDA of $2.5M — marking its seventh consecutive quarter of positive adjusted EBITDA – compared to adjusted EBITDA of $0.2M in Q1’26.

“Orion is on a path of profitable growth, increasing profitability and continued market expansion in FY’27,” said Orion’s Chief Executive Officer, Sally Washlow. “Today’s results for Q1’27 — our seventh straight quarter of positive adjusted EBITDA — demonstrate that we are advancing on that path.”

Ms. Washlow pointed to growth drivers ranging from Orion’s expanding business within large customers to a multimillion-dollar entry into the burgeoning hyper-scale data center market to an array of new Orion offerings introduced to the marketplace in recent months.

“Product and service introductions show continued traction, ranging from LED Lighting for hyper-scale data centers to Battery Storage and Electrical Contracting,” said Ms. Washlow. “We have similarly high aspirations for our newly introduced LED Roadway product designed for public roads.”

Ms. Washlow also cited Orion’s strengthening capabilities, such as a newly installed ERP system designed to scale with the Company’s expected growth. She also noted its unsurpassed proprietary supply chain reliability, quality control and domestic sourcing compliance which are critical for government contracts, federal incentives and Buy American compliance.

Orion is scheduled to discuss these results in an investor call today at 10:00 a.m. ET (details below).

Webcast and Call Details

Date / Time: Wednesday, August 5, 2026, at 10:00 a.m. ET

Live Call Registration: https://register-conf.media-server.com/register/BI9310cd50094241a1a190c4035fc8e3f6

Live call participants must pre-register using the URL above to receive the dial-in information. Anyone can re-register if they lose the dial-in or PIN #.

Webcast & Replay: https://register-conf.media-server.com/register/BI9310cd50094241a1a190c4035fc8e3f6

Q1'27 and Prior Three Quarters Financial Performance

Q1 Financial Summary				Prior Three Quarters
$ in millions except per share figures	Q1’27	Q1’26	Change	Q4'26	Q3’26	Q2'26
LED Lighting Revenue	$17.7	$12.9	37%	$20.3	$12.1	$10.7
EV Charging Revenue	$4.0	$2.7	48%	$2.3	$4.7	$4.8
Maintenance Revenue	$4.1	$4.0	2%	$3.2	$4.4	$4.5
Total Revenue	$25.7	$19.6	32%	$25.7	$21.1	$19.9
Gross Profit	$8.9	$5.9	51%	$9.5	$6.5	$6.2
Gross Profit %	34.6%	30.1%	+450 bps	37.0%	30.9%	31.0%
Net Income (Loss) (1)(2)(3)(4)(5)	$2.0	$(1.2)	+$3.2	$(1.5)	$0.2	$(0.6)
Net Income (Loss) per share (1)(2)(3)(4)(5)	$0.47	$(0.37)	+$0.84	$(0.39)	$0.04	$(0.17)
Adjusted EBITDA (3)	$2.5	$0.2	+$2.3	$0.8	$0.8	$0.5
(1)
Voltrek earnout accrual and (net adjustments) was $1.7M in Q4'26.
(2)
Q4'26 included $1.1M of expenses for the non-cash write-off of solar assets.

(3) Q1'26 included $0.6M of executive sign-on bonus and severance expenses.

(4) Q4'26 revenue included $1.3M associated with amending a solar energy contract that had no associated costs of goods.

(5) The net effect of tariffs for Q1'27 decreased costs of goods by approximately $0.3M.

(6) Adjusted EBITDA reconciliation provided below.

Q1’27 Business Highlights: Commentary from CEO Sally Washlow

Orion’s first-quarter results and full-year expectations continue to illustrate a strong sales funnel, expansion of wallet share within large customers, continuous strengthening of a truly unrivaled proprietary supply chain and continued cost management.

Orion’s first quarter illustrated noteworthy indicators of YOY growth:

— Orion entered the hyper-scale data center market with an LED lighting solution specifically designed for this massive market in Q1’27. Quickly following the product announcement, the Company was awarded a multimillion-dollar customer engagement with one of the world's largest hyper-scale data centers. Orion designed the MPHL2 to be a tailor-made LED Lighting solution for thousands of data centers to be built over the coming years. Meanwhile, the ability to provide unrivaled reliability, flexibility and scalability enables Orion to be a trusted supplier to the current data-center building boom. These unique attributes are of particular importance to Orion’s inaugural data-center customer.

— Orion/Voltrek continued to adapt strategically to an evolving U.S. EV Charging Infrastructure environment. We continue to strengthen our incumbencies with respected innovators like the Boston Public Schools. And we bolstered our organization tremendously with our recent appointment of recognized industry leader Karen Peck to head EV Charging Infrastructure sales.

— Maintenance recorded solid performance, thanks in large part to our customer-first approach.

Automotive, retail and public-sector engagements continue to show notable strength and continued growth. Our customers are seeing that we meet them where they are — whether we deliver a product-only solution or provide complete turnkey, full-service electrical infrastructure powered by our own products that are designed, engineered and made right here in Manitowoc or sourced leveraging our proprietary supply chain.

Q1’27 Financial Results

Orion’s Q1’27 revenue was $25.7M versus $19.6M in Q1’26, while Q1’27 gross margin was 34.6% versus 30.1% in Q1’26. The Company achieved net income of $2.0M in Q1’27 versus a net loss of $1.2M in Q1’26. The Company achieved Q1’27 adjusted EBITDA of $2.5M — marking its seventh consecutive quarter of positive adjusted EBITDA — compared to adjusted EBITDA of $0.2M in Q1’26.

Orion also reported the following Q1’27 segment performance:

•
LED lighting revenue increased approximately 37% to $17.7M in Q1’27, compared to $12.9M in Q1’26, reflecting increased large project activity.
•
Maintenance services revenue increased 2% to $4.1M in Q1’27 from $4.0M in Q1’26, reflecting the benefit of new customer contracts, as well as the expansion of certain existing customer relationships.
•
EV charging solutions revenue was $4.0M in Q1’27 compared to $2.7M in Q1’26, reflecting the variability in timing of larger projects. Orion/Voltrek notes current uncertainty around the near-term scope, pace and funding availability for EV charging projects,
•
Orion’s Q1’27 gross margin was 34.6% versus 30.1% in Q1’26, primarily due to pricing and cost improvements across the lighting and maintenance segments.

Total operating expenses decreased to $6.8M in Q1’27 from $6.9M in Q1’26, reflecting the Company's continued careful management of its cost structure.

Primarily reflecting stronger gross margin and lower operating expenses, Orion achieved net income of $2.0M in Q1’27, $0.48 basic earnings per share and $0.47 diluted earnings per share, versus a net loss of $1.2M, or $0.37 per share, in Q1’26. Orion’s adjusted EBITDA improved to $2.5M in Q1’27 compared to $0.2M in Q1’26, reflecting the benefit of the Company’s financial discipline.

Balance Sheet and Cash Flow

Orion ended the quarter with current assets of $39.2M, including $5.2M of cash, $14.4M of accounts receivable, $7.4M of revenue earned but not billed, and $10.4M of inventories. Net of current liabilities, working capital was $13.7M at June 30, 2026, compared to $6.1M at June 30, 2025. Orion’s financial liquidity at June 30, 2026, was $18.1M as compared to $9.8M at June 30, 2025. Further, Orion generated $1.4M of cash flow from operations in Q1'27 compared to a use of cash of $0.5M in the prior year period. Finally, Orion recently extended the maturity date of its revolving credit facility from June 30, 2027, to June 30, 2030.

Orion reiterated its previously announced expectations of positive adjusted EBITDA on revenue of between $95 million and $97 million in FY’27, which began April 1, 2026.

About Orion Energy Systems

Orion provides energy efficiency and clean tech solutions, including LED lighting and controls, electrical vehicle (EV) charging solutions, and maintenance services. Orion specializes in turnkey design-through-installation solutions for large national customers as well as projects through ESCO and distribution partners, with a commitment to helping customers achieve their business and environmental goals with healthy, safe, and sustainable solutions that reduce their carbon footprint and enhance business performance.

Non-GAAP Measures

In addition to the GAAP results included in this presentation, Orion has also included the non-GAAP measures, EBITDA (earnings before interest, taxes, depreciation and amortization), and Adjusted EBITDA (EBITDA adjusted for stock-based compensation, acquisition related costs, deferred financing costs, restructuring and severance costs, asset impairment and, earnout expenses). The Company has provided these non-GAAP measures to help investors better understand its core operating performance, enhance comparisons of core operating performance from period to period, and allow better comparisons of operating performance to its competitors. Among other things, management uses these non-GAAP measures to evaluate the performance of the business and believes these measurements enable it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and Orion compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurements. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with generally accepted accounting principles.

Consistent with Regulation G under the U.S. federal securities laws, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measures, and this reconciliation is located under the heading “Unaudited EBITDA Reconciliation” following the Unaudited Condensed Consolidated Statements of Cash Flows included in this press release.

Safe Harbor Statement

Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" or words of similar import. Similarly, statements that describe our future outlook, plans, expectations, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected, including, but not limited to, the following: (i) our ability to achieve our budgeted fiscal 2027 revenue expectations, and related public fiscal 2027 revenue guidance, will have a significant impact on our cash flow and stock price and ability to fund our operations and satisfy our debt obligations; (ii) we have launched a new ERP system, which will continue to involve substantial cost and potential disruption to our previously normal operations; our inability to successfully manage the implementation of our new ERP system could adversely affect our ability to operate our business and otherwise negatively affect our financial reporting and the effectiveness of our internal control over financial reporting; (iii) government tariffs and other actions have adversely affected, and may continue to adversely affect, our business, resulting in increased costs and reduced gross margins; (iv) the reduction or elimination of incentives from the United States government for investments in electric vehicle (“EV”) charging infrastructure may reduce demand for public EV charging products, in addition to reducing overall demand for EVs; (v) we do not have major sources of recurring revenue, a substantial portion of our revenues is derived from major project-based retrofit work that is awarded through a competitive bid process and we depend upon a limited number of customers in any given period to generate a substantial portion of our revenue, and it is generally difficult to predict the timing of projects that will be awarded, which can impact our ability to achieve our expected financial results; (vi) the reduction of revenue from our most significant customer over the past several fiscal years has had, and the potential future loss of other significant customers or a major customer would likely have, a materially adverse effect on our results of operations, financial condition and cash flows; (vii) the reduction or elimination of investments in, or incentives to adopt, light emitting diode (“LED”) lighting or the elimination of, or changes in, policies, incentives or rebates in certain states or countries that encourage the use of LEDs over some traditional lighting technologies, including due to federal funding restrictions in the United States, could cause the demand for our lighting products to slow; (viii) we are experiencing ongoing increasing pressures to reduce the average selling price of our products and related negative impact on our gross margins, driven largely by the ongoing increase in competition from foreign competitors; (ix) our products use components and raw materials that may be subject to price fluctuations, shortages or interruptions of supply, particularly resulting from tariffs and other trade restrictions; (x) we increasingly rely on third-party manufacturers for the manufacture and development of our products and product components; (xi) we are subject to the risk of a cybersecurity breach; (xii) macroeconomic pressures in the markets in which we operate may adversely affect our financial results; (xiii) adverse conditions in the global economy, including due to changes in diplomatic and trade relationships, have negatively impacted, and could in the future negatively impact, our customers, suppliers and business; (xiv) the success of our LED lighting retrofit solutions depends, in part, on our ability to claim market share away from our competitors; and (xv) the other risks described in our filings with the Securities and Exchange Commission. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://investor.oriones.com in the Investor Relations section of our website.

Engage with Us

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StockTwits: @OESX_IR

Investor Relations Contacts
Per Brodin, CFO	Robert Ferri
Orion Energy Systems, Inc.	Robert Ferri Partners
pbrodin@oesx.com	(415) 575-1589 or ir@oesx.com

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	Three Months Ended June 30,
	2026	2025
Product revenue	$14,219	$13,512
Service revenue	11,524	6,063
Total revenue	25,743	19,575
Cost of product revenue	8,668	8,822
Cost of service revenue	8,164	4,852
Total cost of revenue	16,832	13,674
Gross profit	8,911	5,901
Operating expenses:
General and administrative	3,694	4,290
Sales and marketing	2,838	2,416
Research and development	268	208
Total operating expenses	6,800	6,914
Income (loss) from operations	2,111	(1,013)
Other income (expense):
Interest expense	(98)	(169)
Amortization of debt issue costs	(18)	(51)
Royalty income	1	2
Other	(42)	—
Total other expense	(157)	(218)
Income (loss) before income tax	1,954	(1,231)
Income tax (benefit) expense	(5)	13
Net income (loss)	$1,959	$(1,244)
Basic net income (loss) per share	$0.48	$(0.37)
Weighted-average common shares outstanding	4,059,842	3,331,524
Diluted net income (loss) per share	$0.47	$(0.37)
Weighted-average common shares and share equivalents outstanding	4,162,795	3,331,524

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	June 30, 2026	March 31, 2026
Assets
Cash and cash equivalents	$5,165	$3,265
Accounts receivable, net	14,386	16,340
Revenue earned but not billed	7,411	6,409
Inventories, net	10,368	10,304
Prepaid expenses and other current assets	1,909	1,364
Total current assets	39,239	37,682
Property and equipment, net	6,010	6,114
Goodwill	1,484	1,484
Other intangible assets, net	2,526	2,646
Other long-term assets	4,044	3,679
Total assets	$53,303	$51,605
Liabilities and Shareholders’ Equity
Accounts payable	$15,508	$15,451
Accrued expenses and other	9,692	10,728
Deferred revenue, current	96	155
Current maturities of long-term debt	264	353
Total current liabilities	25,560	26,687
Revolving credit facility	3,000	3,000
Long-term debt, less current maturities	3,261	2,619
Other long-term liabilities	2,736	2,671
Total liabilities	34,557	34,977
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $0.01 par value: Shares authorized: 30,000,000 at June 30, 2026 and March 31, 2026; no shares issued and outstanding at June 30, 2026 and March 31, 2026	—	—
Common stock, no par value: Shares authorized: 20,000,000 at June 30, 2026 and March 31, 2026; shares issued: 4,834,109 at June 30, 2026 and 4,819,013 at March 31, 2026; shares outstanding: 4,071,624 at June 30, 2026 and 4,056,528 at March 31, 2026	—	—
Additional paid-in capital	169,805	169,646
Treasury stock, common shares: 762,472 at June 30, 2026 and 762,485 at March 31, 2026	(34,962)	(34,962)
Accumulated deficit	(116,097)	(118,056)
Total shareholders’ equity	18,746	16,628
Total liabilities and shareholders’ equity	$53,303	$51,605

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended June 30,
	2026	2025
Operating activities
Net income (loss)	$1,959	$(1,244)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	115	244
Amortization of intangible assets	118	240
Stock-based compensation	159	166
Amortization of debt issue costs	18	51
Deferred income tax	(56)	—
Provision for inventory reserves	12	26
Provision for credit losses	15	10
Other	43	(1)
Changes in operating assets and liabilities:
Accounts receivable	1,939	(692)
Revenue earned but not billed	(1,002)	(127)
Inventories	(76)	1,065
Prepaid expenses and other assets	(508)	271
Accounts payable	53	(682)
Accrued expenses and other	(1,378)	227
Deferred revenue, current and long-term	(59)	(69)
Net cash provided by (used in) operating activities	1,352	(515)
Investing activities
Purchases of property and equipment	(6)	(55)
Net cash provided by (used in) investing activities	(6)	(55)
Financing activities
Payment of debt	(88)	(88)
Proceeds from debt	642	—
Proceeds from revolving credit facility	600	—
Payments of revolving credit facility	(600)	(1,750)
Net cash provided by (used in) financing activities	554	(1,838)
Net increase (decrease) in cash and cash equivalents	1,900	(2,408)
Cash and cash equivalents at beginning of period	3,265	5,972
Cash and cash equivalents at end of period	$5,165	$3,564
Supplemental cash flow information:
Cash paid for interest	$106	$226
Supplemental disclosure of non-cash investing and financing activities:
Operating lease assets obtained in exchange for new operating lease liabilities	$420	$—

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED EBITDA RECONCILIATION

(in thousands)

	Three Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Net income (loss)	$1,959	$(1,498)	$160	$(581)	$(1,244)
Interest	98	128	203	280	169
Taxes	(5)	19	18	10	13
Depreciation	114	164	206	263	244
Amortization of intangible assets	119	121	126	247	240
Amortization of debt issue costs	18	18	51	50	51
EBITDA	2,303	(1,048)	764	269	(527)
Stock-based compensation	159	163	(3)	157	166
Sign-on bonus	—	—	—	—	500
Loss on debt extinguishment	—	562	—	—	—
Solar contract amendment	—	(1,338)	—	—	—
Deferred revenue - solar grants	—	(337)	—	—	—
Solar asset disposal	—	1,118	—	—	—
Severance	—	—	—	25	66
Earnout expenses	—	1,663	—	—	—
Other	42	—	—	—	—
Adjusted EBITDA	2,504	783	761	451	205